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                           EXHIBIT 10.3

                       EMPLOYMENT AGREEMENT


     THIS AGREEMENT is entered into as of the 29th day of January, 1995, by and between SOUTHEASTERN TECHNOLOGY, INC., a Tennessee corporation ("Company"), with its principal place of business at 905 Industrial Drive, Murfreesboro, Tennessee 37129, and ANTHONY MORRIELLO, an individual, residing at 4110 Faithway Drive, Murfreesboro, Tennessee 37129 ("Employee"), to evidence employment of Employee by Company under the following terms and conditions. Employee acknowledges that this Agreement is entered into for good and valuable consideration, the sufficiency of which is hereby acknowledged.

     1. EMPLOYMENT TERM. The Company agrees to employ Employee, and Employee accepts employment as President of Company for a term of one (1) year commencing as of January 29, 19995. Following the expiration of the initial term hereof, this Agreement shall automatically terminate unless the Board of Directors of the Company shall, within thirty (30) days prior to the initial or subsequent termination date, extend this Agreement for an additional one (1) year term.

     2. DUTIES. Employee shall devote his full business time, attention, skill and effort exclusively to the affairs of the Company and shall have the responsibility, subject to the direction, approval and control of the Board of Directors for the operation of the Company. Employee shall additionally from time to time assist in the management and operations of an affiliated company, Titan Services, Inc. ("Titan"). Employee will not engage in any activities or render any services of a business or commercial nature for anyone other than Company or Titan, unless Employee obtains advance approval in writing from the Board of Directors of the Company; provided, however, that Employee may devote a reasonable amount of his time to community service or other not-for-profit organizations.

     3. COMPENSATION/BASE SALARY. For all services rendered by the Employee, the Company shall pay the Employee a salary of Seventy Thousand Dollars ($70,000.00) per year (the "Base Salary"), payable in twenty-six installments per annum, subject to applicable withholdings. On an annual basis, on or about the anniversary of Employee's initial employment date, (and assuming any extension of this Agreement) Employee's performance and salary will be reviewed by the Company for merit increases.

     4. INSURANCE. Employee shall be provided coverage under the Company's standard health insurance, long term disability and short term disability insurance and life insurance programs (which shall be at least equal to that of an entities affiliated with the Company) for Employee and Employee's dependents, with Employee bearing such costs thereunder in accordance with the terms of such programs.

     5. GENERAL EMPLOYEE BENEFITS. This Agreement is not intended to and shall not be deemed to be in lieu of any rights, privileges, and benefits to which Employee may be entitled as an employee of the Company under any general retirement, pension or other plan which may now be in effect or which may hereafter be adopted, it being understood that the Employee shall have the same rights and privileges as other management employees of the Company and any entities affiliated with the Company, except to the extent that such rights and privileges conflict with, or duplicate, benefits provided to Employee under this Agreement.

     6. VACATIONS. Employee shall be entitled to four (4) weeks vacation during each annual period that this Agreement or any extension hereof is in effect; provided however, that any unused vacation time may not be carried forward into any subsequent annual periods. Employee shall be entitled to paid holidays in accordance with the then existing policy of the Company.

     7.   RESTRICTIVE   COVENANT.   Employee   agrees   to   the  following
restrictions upon his activities:

          (a) DISCLOSURE OF CONFIDENTIAL COMMERCIAL INFORMATION. Employee agrees and acknowledges that he has acquired prior to entering into this Agreement and will acquire information and knowledge concerning the business operations of the Company, Titan, and Aviation Education Systems, Inc., a Delaware corporation ("AES") the identity of vendors, customers, and suppliers of the Company, Titan, and AES the identity of and information concerning the Corn )any's, Titan's and AES's shareholders, directors, officers and employees, the Company's, Titan's, and AES's methods of operation and doing business, business practices, financial information, procedures and data related to the operation of the Company's, Titan's, AES's business (all of such information shall be referred to herein as "Confidential Commercial Information"). Employee shall not, so long as Company complies with all of its obligations hereunder, or any time during or after termination of his position or expiration of the term of his employment hereunder, divulge to any person, firm, corporation or other entity any knowledge, information, or fact related to the Confidential Commercial Information, which information Employee shall hold in trust in a fiduciary capacity for the sole benefit of the Company, its successors and assigns. This provision does not preclude the confidential disclosure by Employee of Confidential Commercial Information to third parties, such as financial institutions or trade creditors, where disclosure is in the ordinary course of business and is in the best interest of the Company, Titan, or AES nor does this provision apply to Confidential Commercial Information that has become generally publicly available from the Company, Titan, or AES or other third parties unaffiliated with Employee prior to the time of disclosure by the Employee. Employee shall likewise be permitted to disclose such Confidential Information as is necessary to his personal counsel in an attorney-client relationship, and to disclose such Confidential Commercial Information to the extent necessary to enforce his rights under this Agreement in any legal proceeding, or as may otherwise be required by law.

          (b) NON-COMPETE. So long as Company complies with afl of its obligations hereunder, for the greater of (a) the period ending August 31, 1998, or (b) a period equivalent to the actual term of Employee's employment by the Company, the Employee with not engage, directly or indirectly, by way of ownership, management, employment consultation or control, in the sale, manufacture, development, importation, distribution, provision or promotion of products or services which perform the same function as products manufactured, developed, imported, sold, distributed or promoted or services provided by the Company or by Titan, within the United States, including all current business activities of the Company, and future activities prior to and at the time of termination, resignation, or retirement. In the event that at any time during the term of employment, the Companies shall engage in any business in Europe, the provisions of this Section 7 shall also apply to Europe. The sole fact of ownership by Employee of less than five percent (5%) of the stock of a publicly traded company which may have product or service lines which compete with pct or service lines of the Company or Titan shall not constitute a violation hereunder. Employee agrees that the scope, duration and geographic area coverage of this covenant not to compete are reasonable. In the event that any court determines that the scope, duration or geographic area is unable and that such covenant is to that extent unenforceable, it is the intent of the parties, and Employee and Company agree, that the covenant shall remain in full force and effect for the greatest time period and in the greatest area that would not render it unenforceable. Employee and Company intend that this covenant shall be deemed to be a series of separate covenants, one for each and every state of the United States.

          (c) NON-SOLICITATION. So long as Company complies with all of its obligations hereunder, during Employee's employment and for a period of three (3) years after termination, resignation or retirement from the Company, Employee will not, directly or indirectly, alone, with or for the benefit of others, solicit, entice or persuade any other employee of Company or Titan to leave the services of the Company or Titan for any reason.

     8. TRADE SECRETS. As part of his employment Employee recognizes that in the future he will be given access to and knowledge of matters not available to the public concerning the business of the Company, Titan, and AES including but not being limited to the Company's, Titan's, and AES's financial information and projections, information concerning customers' financial status, payment history, buying habits and servicing needs, the places at which each of the Company, Titan, and AES obtains or has obtained from the sale of, or at which each sells or has sold, its products, the Company's, Titan's, and AES's projected costs and pricing for products and components, and information from the Company, and AM regarding development of services, products, marketing strategy, development of patents and trademarks, and internal product testing and performance information (all of which shall herein be referred to as "Trade Secret Information"). All information which Employee has obtained to date prior to the entering into this Agreement concerning the industry in which the Company operates and what might otherwise be deemed to be Trade Secret Information shall not be subject to this Section 8, however, during the term of this Agreement Employee shall not disclose such information, but for the benefit of the Company. Employee further recognizes and agrees that he with be given access to this Trade Secret Information only in a fiduciary capacity. Without regard to whether any or all of these matters with be deemed confidential material or important to others, the parties hereto recognize and agree that the Company expressly considers them to be secret, confidential and highly in nature and that the Company desires them to be kept secret and confidential by Employee. The parties hereto further stipulate that as between themselves, the same are important, material confidential and gravely affect the effective and successful conduct of the Company's business and its good will. Therefore, so long as the Company complies with all of its obligations hereunder Employee agrees that he with not, at any time or in any manner whatsoever, either during or after termination of his employment with Company, divulge, disclose or otherwise make known to any person, firm, corporation or entity such Trade Secret Information and that he with not make use of such Trade Secret Information for any purposes other than for the benefit of Company, without the express prior written authorization of the Board of Directors of the Company. Employee further agrees that upon termination of employment, he will return to Company all copies of Trade Secret Information, including all lists, summaries or other documents containing Trade Secret Information. This provision does not preclude the confidential disclosure by Employee of Trade Secret Information to the parties, such as the U.S. Office of Patents and Trademarks or financial institutions, where such disclosure is in the ordinary course of business and is in the best interest of the Company, nor does the provision apply to Trade Secret Information that has become generally publicly available from the Company, Titan, or AES or the parties unaffiliated with Employee prior to the time of disclosure by the Employee. Employee shall likewise be permitted to disclose such Trade Secret Information as is necessary to his personal counsel in an attorney-client relationship, and to disclose such Trade Secret Information to the extent necessary to enforce his rights under this Agreement in any legal proceeding, or as may otherwise be required by law.

     9. EMPLOYEE DEVELOPMENTS. The Company shall be entitled to own and control all inventions, improvements, discoveries, concepts, ideas, processes, materials, including works of expression and all copyrights in such works (collectively "Employee Developments"), that are developed, created or conceived by Employee solely or jointly with others during the period of his employment with the Company which relate to Company's current or reasonably anticipated products or business, or are otherwise used by the Company. Employee with disclose, deliver and assign to Company at the request of Company and without charge to the Company, but at Company's expense, all such Employee Developments. Employee further agrees to execute all documents, instruments, patent applications or other arrangements necessary to further document such ownership and/or assignment to Company and to take whatever other steps may be needed to give Company the full benefit of them. Employee specifically agrees that all copyrightable materials generated or developed under this Agreement, including but not Company; or limited to, computer programs and documentation, shall be considered works made for hire under the copyright laws of the United States and shall, upon creation, be owned exclusively by the Company. To the extent that any such materials, under applicable law, may not be considered works for hire, Employee hereby assigns to the Company the ownership of all copyrights and such materials, without the necessity of any further consideration, and Company shall be entitled to register and hold in its own name all copyrights and respective such materials.

     10. INJUNCTION AND DAMAGES. Employee acknowledges and agrees that a material breach by him of the covenants contained in paragraphs 7, 8 and 9 above with result in harm and continuing damage to the Company, its successors or assigns, for which there is no adequate remedy at law; and, in the event of a material breach of such covenants by the Employee, and so long as the Company has complied with all of its obligations hereunder the Company shall be entitled to injunctive relief as well as such other and further relief, including damages, as may be proper. Employee acknowledges that a material breach of such covenants will result in substantial and damage to the Company for which the Employee agrees that the Company shall be entitled to have and recover any and all actual damages, expenses, and costs resulting from said breach so long as Company is in fun compliance with all of its obligations hereunder.

     11. TERMINATION BY COMPANY FOR CAUSE. Notwithstanding any other provisions of this Agreement, the Company may, at any time, without prior notice, discharge the Employee for any of the following causes:

          (a) Any intentionally illegal, dishonest or malfeasant conduct which materially and adversely affects the business of the Company or which involves Company funds or assets; or

          (b) Any intentional or material damage to property or business of the __________________; or

          (c)  Conviction by a court of competent jurisdiction (including a
guilty   plea)  of  theft,  embezzlement  or  misappropriation  of  Company properly; or

          (d) Conviction by a court of competent jurisdiction (including a guilty plea) of a crime which renders the Employee "infamous" pursuant to the laws of the State of Tennessee; or

          (e) The willful failure of Employee to carry out his duties as an employee of the Company; or

          (f) A breach of the warranties and covenants set forth in Sections 7, 8 and 9.

     Termination pursuant to this Section shall result in Employee's immediate forfeiture of all rights and privileges under this Agreement, excluding accrued Base Salary only through the date of termination, payable in the manner and at the times set forth in Section 3 hereof, allowing for deduction or setoff of any amounts then due and owing to the Company as of the date of termination by Employee, with respect to which Employee hereby agrees that setoff is permissible.

     12. TERMINATION BY EMPLOYEE FOR CAUSE. Notwithstanding any other provision of this Agreement Employee may, upon no less than thirty (30) days prior written notice, terminate this Agreement for cause upon written notice, within thirty (30) days of the occurrence of any of the following causes:

          (a) Any decision by the Company to reduce Employee's Base Salary or the failure of the Company to pay any other compensation or provide any other benefit which may be due hereunder at the time and in the manner prescribed herein; or

          (b) Any material charge in the duties assigned to Employee by Company.

     13. RETURN OF COMPANY MATERIAL. Upon the request of Company, and in the event of termination of Employee's employment for any reason, so long as the Company is in full compliance with all of its obligations hereunder, Employee will return to Company all records, materials and other physical objects relating to Employee's employment including tools, passwords and other identification materials, computer programs, documentation, memoranda, notes, records, drawings, manuals or other documents pertaining to Company's or Titan's business or Employee's employment (including all copies thereof). This obligation applies to all materials concerning any Employee Developments, Trade Secret Information, Confidential Commercial Information or otherwise relating to the affairs of each of the Company and AES or any of its customers, clients, vendors or agents that may be in Employee's possession or control.

     14. SURVIVAL OF REPRESENTATIONS AND COVENANTS. Notwithstanding any other provisions hereof, and without limiting the surviving obligations of Employee, the obligations of the Employee pursuant to Sections 7, 8, 9, 10 and 13 hereof shall survive the termination of this Agreement so long as the Company is in full compliance with all of its obligations hereunder.

     15. NOTICES. Any notice to the Company under this Agreement shall be deemed to have been given if and when delivered in person to an officer of the Company (other than Employee) or if and when mailed by registered mail to the Company (Attention: Chairman of the Board of Directors) at its address stated above, or such other address as the Company may from time to time designate in writing by notice to Employee. Any notice to Employee under this Agreement shall be deemed to have been given if and when delivered in person to him or if and when mailed by registered mail to him at the address stated above, or at such other address as he may designate in writing by notice to the Company.

     16. WAIVER. Failure to insist upon strict compliance with any of the terms, covenants or conditions hereof shall not be deemed a waiver of such term, covenant or condition, nor shall any waiver or relinquishment of any right or power hereunder at any one or more times be deemed a waiver or relinquishment of such right or power at any other time or times.

     17. BINDING EFFECT. This Agreement shall inure to the benefit of and be binding upon, Company, AES, and their subsidiaries and affiliates, together with their successors and assigns, and Employee, together with Employee's executor, administrator, personal representatives, heirs and legatees.

     18. SEVERABILITY. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

     19. ENTIRE AGREEMENT; AMENDMENTS. This Agreement constitutes the entire understanding and agreement between the Company and the Employee with regard to all matters herein. There are no other agreements, conditions or representations, oral or written, express or implied between the Company and Employee concerning the Employee's employment. This Agreement may be amended only in writing signed by both parties hereto.

     20. TIME OF PERFORMANCE. Time is of the essence with respect to the obligations of the parties to this Agreement.

     21. BUSINESS EXPENSES. Employee shall be entitled to be reimbursed by the Company for all reasonable and necessary business, travel, and entertainment expenses which he incurs on behalf of the Company. Employee shall be required to provide evidence of such expenditures as are reasonably required by the Company's auditors and which comply with IRS guidelines.

     22. APPLICABLE LAW. This Agreement shall be consumed and enforced in accordance with the laws of the State of Tennessee. Employee and Company agree that any disputes arising under this Agreement shall be subject to the exclusive jurisdiction and venue of state courts located in Rutherford County, Tennessee, or the United States District Court for the Middle District of Tennessee.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                              SOUTHEASTERN TECHNOLOGY, INC.


                              By:

                              Title:



                              ANTHONY MORRIELLO